Contacts:
Julie Prozeller – Analysts/Investors
Financial Dynamics
212-850-5721
alliancedata@fd.com

Shelley Whiddon – Media
Alliance Data
214.494.3811
Shelley.whiddon@alliancedata.com

ALLIANCE DATA’S LOYALTYONE BUSINESS SIGNS LONG-TERM RENEWAL WITH TOP-10 CLIENT AND
WESTERN CANADA’S TOP GROCER, CANADA SAFEWAY LIMITED

A Loyalty Program Sponsor since 1992, Agreement Anchors Coalition Program in Western Canada

DALLAS, Texas (Jan. 6, 2011) – Alliance Data Systems Corporation (NYSE: ADS), a leading provider of loyalty and marketing solutions derived from transaction-rich data, announced that its Canadian coalition loyalty business signed a long-term contract renewal on Dec. 22, 2010 with Canada Safeway Limited, a subsidiary of Safeway Inc. (NYSE:SWY).

A top-10 Alliance Data client, Canada Safeway has been a sponsor in LoyaltyOne’s AIR MILES® Reward Program since the coalition’s inception in 1992. As Western Canada’s leading grocer, Canada Safeway serves as Western Canada’s grocery and drugstore AIR MILES sponsor with 224 locations throughout the provinces of Alberta, British Columbia, Manitoba, Saskatchewan and North Western Ontario. In 2009, Canada Safeway Limited reported sales and other revenue of $5.9 billion of its parent company’s $40.8 billion total sales and other revenue.

The AIR MILES Reward Program is Canada’s premier coalition loyalty program, with approximately two-thirds of Canadian households actively collecting reward miles. AIR MILES collectors earn reward miles at more than 100 leading brand-name sponsors representing thousands of retail and service locations across Canada. AIR MILES reward miles can be redeemed for more than 1,200 different rewards, such as travel, movie passes, entertainment attractions, and electronic merchandise.

“The grocery segment is a critical coalition category in terms of high value and frequency,” said Bryan Pearson, president of LoyaltyOne. “A strategic sponsor in our program, Canada Safeway demonstrates its leadership in the grocery industry by continuously innovating its marketing approach, leveraging data insights and issuing reward miles to drive consumer behavior. This long-term renewal is further evidence of a continued, mutually beneficial partnership. Canada Safeway’s integration of the AIR MILES value proposition among its business strategies helped it define the grocery space in Western Canada and differentiate itself in the competitive grocery segment.”

About Canada Safeway Limited

Canada Safeway operates 224 stores, located in Alberta, British Columbia, Manitoba, Saskatchewan and North Western Ontario. Parent company, Safeway Inc. is a Fortune 100 company and one of the largest food and drug retailers in North America, based on sales. The company operated 1,725 stores in the United States and western Canada and had annual sales of $40.8 billion in 2009. The company’s common stock is traded on the New York Stock Exchange under the symbol SWY.

About Alliance Data

Alliance Data® (NYSE:ADS) and its combined businesses is North America’s largest and most comprehensive provider of transaction-based, data-driven marketing and loyalty solutions serving large, consumer-based industries. The Company creates and deploys customized solutions, enhancing the critical customer marketing experience; the result is measurably changing consumer behavior while driving business growth and profitability for some of today’s most recognizable brands.  Alliance Data helps its clients create and increase customer loyalty through solutions that engage millions of customers each day across multiple touch points using traditional, digital, mobile and other emerging technologies.  Headquartered in Dallas, Alliance Data employs approximately 7,400 associates at 50 locations worldwide.

 Alliance Data is a leading provider of marketing-driven credit solutions, and is the parent company of Epsilon®, a leading provider of multi-channel, data-driven technologies and marketing services, and LoyaltyOne®, which owns and operates the AIR MILES® Reward Program, Canada’s premier coalition loyalty program.  For more information about the company, visit our web site, www.AllianceData.com, or you can follow us on Twitter at www.Twitter.com/AllianceData.

Alliance Data’s Safe Harbor Statement/Forward Looking Statements

This release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements may use words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “predict,” “project” and similar expressions as they relate to us or our management. When we make forward-looking statements, we are basing them on our management’s beliefs and assumptions, using information currently available to us. Although we believe that the expectations reflected in the forward-looking statements are reasonable, these forward-looking statements are subject to risks, uncertainties and assumptions, including the anticipated effects of the CARD Act and those discussed in our filings with the Securities and Exchange Commission.

If one or more of these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may vary materially from what we projected. Any forward-looking statements contained in this presentation reflect our current views with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We have no intention, and disclaim any obligation, to update or revise any forward-looking statements, whether as a result of new information, future results or otherwise.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Statements in this presentation regarding Alliance Data Systems Corporation’s business which are not historical facts are “forward-looking statements” that involve risks and uncertainties. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in the Company’s Annual Report on Form 10-K for the most recently ended fiscal year. Risk factors may be updated in Item 1A in each of the Company’s Quarterly Reports on Form 10-Q for each quarterly period subsequent to the Company’s most recent Form 10-K.

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